Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On February 19, 2010, Bucyrus International, Inc. (“Bucyrus”) completed its acquisition of the mining equipment business of Terex Corporation (“Terex Mining”) for $1.0 billion in cash and 5,809,731 shares of its common stock (based on the average closing price of Bucyrus’ common stock for the 10-day trading period ended December 17, 2009) (the “Acquisition”).

The Unaudited Pro Forma Combined Condensed Statements of Earnings for the nine months ended September 30, 2009 and year ended December 31, 2008 (“Pro Forma Statements of Earnings”) and the Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2009 (“Pro Forma Balance Sheet” and, together with the Pro Forma Statements of Earnings, the “Pro Forma Financial Statements”) illustrate the estimated effect of the Acquisition on Bucyrus’ financial statements. The Pro Forma Financial Statements are based on certain estimates and assumptions made with respect to the combined operations of Bucyrus and Terex Mining, which Bucyrus believes are reasonable. The Pro Forma Financial Statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position of Bucyrus or Terex Mining that actually would have been achieved had the acquisition of Terex Mining been completed on the assumed dates, or to project Bucyrus’ results of operations or financial position for any future date or period. The Pro Forma Statements of Earnings give pro forma effect to the Acquisition as if the Acquisition had occurred on January 1, 2008. The Pro Forma Balance Sheet gives pro forma effect to the Acquisition as if the Acquisition had occurred on September 30, 2009.

The Acquisition will be accounted for using the acquisition method of accounting for business combinations in accordance with generally accepted accounting principles in the United States. Under this method, the total consideration transferred to consummate the Acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the closing date of the Acquisition. The principles of acquisition method of accounting require extensive use of estimates and judgments to allocate the consideration transferred to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values. Accordingly, the allocation of the consideration transferred in the Pro Forma Financial Statements is preliminary and will be adjusted upon completion of the final valuation of the assets acquired and liabilities assumed. Such adjustments could be significant. The final valuation is expected to be completed as soon as practicable but no later than 12 months after the closing date of the Acquisition. The Pro Forma Financial Statements do not include the costs that Bucyrus may incur to integrate Terex Mining and these costs may be material.

The historical consolidated financial statements have been adjusted in the Pro Forma Financial Statements to give effect to pro forma events that are (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the Pro Forma Statements of Earnings, expected to have continuing impact on the combined results of Bucyrus and Terex Mining. The Pro Forma Financial Statements should be read in conjunction with the accompanying notes to the unaudited pro forma combined condensed financial statements. In addition, the Pro Forma Financial Statements were derived from, and should be read in conjunction with, the audited historical consolidated financial statements and the notes thereto of Bucyrus and audited historical combined financial statements of Terex Mining for the year ended December 31, 2008 and the unaudited historical consolidated financial statements and the notes thereto of Bucyrus and unaudited historical combined financial statements of Terex Mining for the nine months ended September 30, 2009. Included in this Form 8-K/A are the audited historical combined financial statements and notes thereto of Terex Mining for the year ended December 31, 2008 and the unaudited historical combined financial statements and notes thereto of Terex Mining for the nine months ended September 30, 2009.

The historical combined financial statements regarding Terex Mining that are included in this report have been prepared by, and are the responsibility of, Terex Corporation. Bucyrus management is in the process of evaluating the net asset value (as defined in the asset and share purchase agreement) of Terex Mining as of the closing date of the Acquisition in connection with a potential adjustment to the purchase price. During the course of this process, Bucyrus has identified certain material potential adjustments to specific items on the balance sheet of Terex Mining as of the closing date of the Acquisition. Bucyrus is also in the process of reviewing Terex Mining’s financial statement classifications for conformity with Bucyrus’ classifications. As a result of this review, it may be necessary to make additional reclassifications to the consolidated information of Terex Mining on a prospective basis.

Bucyrus International, Inc.

Unaudited Pro Forma Combined Condensed Statement of Earnings

Year Ended December 31, 2008

	Historical		Pro Forma Adjustments (1)		Pro Forma Combined
	Bucyrus	Terex Mining
	(Dollars in millions, except per share amounts)
Sales	$2,505.8	$1,469.2	—		$3,975.0
Cost of products sold	1,823.3	1,116.3	$(4.6	)(2)	2,935.0

Gross profit	682.5	352.9	4.6		1,040.0

Selling, general and administrative expenses	243.9	143.2	1.4	(3)	388.5
Research and development expenses	36.6	—	4.6	(4)	41.2
Goodwill impairment	—	69.6	—		69.6
Amortization of intangible assets	19.4	—	32.7	(5)	52.1

Operating earnings	382.6	140.1	(34.1)		488.6

Interest income	(6.2)	(1.4)	—		(7.6)
Interest expense	34.8	4.2	41.3	(6)	80.3
Other expense	3.0	5.9	0.7	(7)	9.6

Earnings before income taxes	351.0	131.4	(76.1)		406.3
Income tax expense	117.7	56.9	(26.9	)(8)	147.7

Net earnings	233.3	74.5	(49.2)		258.6

Net earnings attributable to noncontrolling interest	—	0.1	—		0.1

Net earnings attributable to Bucyrus International, Inc.	$233.3	$74.6	$(49.2)		$258.7

Net earnings per share data
Basic:
Net earnings per share	$3.14				$3.23
Weighted average shares	74,350,939		5,809,731	(9)	80,160,670
Diluted:
Net earnings per share	$3.10				$3.19
Weighted average shares	75,205,020		5,809,731	(9)	81,014,751

See accompanying Notes to Unaudited Pro Forma Combined Condensed Statement of Earnings

Bucyrus International, Inc.

Notes to Unaudited Pro Forma Combined Condensed Statement of Earnings for the Year Ended

December 31, 2008

(1)

Inventories have been adjusted to their estimated fair market value. As this adjustment is directly attributed to the Acquisition and will not have a continuing impact, it is not reflected in the Pro Forma Statement of Earnings. However, this inventory adjustment will result in a charge to cost of products sold in the periods subsequent to the consummation of the Acquisition during which the related inventories are sold. The estimated charge as of September 30, 2009 is approximately $41 million (approximately $28 million net of tax) and is expected to be amortized as a charge to cost of products sold during the six to 12 months following the closing of the Acquisition.

The costs directly related to the Acquisition will be expensed as incurred and are assumed to be incurred on the date of the Acquisition. As these costs are directly attributable to the Acquisition and will not have a continuing impact, they are not reflected in the Pro Forma Statement of Earnings. The preliminary estimated charge is approximately $17 million (approximately $14 million net of tax).

(2)	Reflects the following (in millions):
	Adjustment to Terex Mining’s historical depreciation expense based on the assigned fair value and estimated useful lives of plant and equipment.	$0.7
	Reclassification of Terex Mining’s historical amortization of intangible assets to conform with Bucyrus’ statement of earnings classification.	(5.3)

		$(4.6)

(3)	Reflects the following (in millions):
	Reclassification of Terex Mining’s historical research and development costs to conform with Bucyrus’ statement of earnings classification.	$(4.6)
	Adjustment to Terex Mining’s historical depreciation expense based on the assigned fair value and estimated useful lives of plant and equipment.	0.1
	Reclassification of Terex Mining’s historical other expense - net to conform with Bucyrus’ statement of earnings classification.	5.9

		$1.4

(4)	Reflects the reclassification of Terex Mining’s historical research and development costs to conform with Bucyrus’ statement of earnings classification (in millions).	$4.6

Bucyrus International, Inc.

Notes to Unaudited Pro Forma Combined Condensed Statement of Earnings for the Year Ended

December 31, 2008

(5)	Reflects the following (in millions):
	Adjustment to Terex Mining’s historical amortization of intangible assets based on the assigned fair value and estimated lives of such assets.	$27.4
	Reclassification of Terex Mining’s historical amortization of intangible assets to conform with Bucyrus’ statement of earnings classification.	5.3

		$32.7

(6)	Reflects the following (in millions):

	Interest on the new $1.0 billion term loan facility and incremental interest on the amended existing credit facilities at an assumed interest rate of 4.9%.	$41.3

	A 0.125% change in the interest rate payable on the outstanding amount of the new $1.0 billion term loan facility and amended existing credit facilities would change annual interest expense by approximately $1.9 million before the effect of income taxes.

(7)	Reflects the following (in millions):

	Amortization of the capitalized borrowing costs incurred by Bucyrus in connection with the new $1.0 billion term loan facility and amended credit facilities over the term of the facilities.	$6.6

	Reclassification of Terex Mining’s historical other expense - net to conform with Bucyrus’ statement of earnings classification.	(5.9)

		$0.7

(8)	Pro forma income taxes have been provided for at local statutory rates by tax jurisdiction. The pro forma combined provision for income taxes may not represent the amounts that would have resulted had Bucyrus and Terex Mining filed consolidated income tax returns during the period presented.

(9)	Reflects the issuance of shares of common stock for the purchase of Terex Mining.

Bucyrus International, Inc.

Unaudited Pro Forma Combined Condensed Statement of Earnings

Nine Months Ended September 30, 2009

	Historical		Pro Forma Adjustments (1)		Pro Forma Combined
	Bucyrus	Terex Mining
	(Dollars in millions, except per share amounts)
Sales	$2,005.9	$858.2	—		$2,864.1
Cost of products sold	1,406.6	658.5	$(2.9	)(2)	2,062.2

Gross profit	599.3	199.7	2.9		801.9

Selling, general and administrative expenses	195.4	95.1	(7.7	)(3)	282.8
Research and development expenses	29.9	—	9.7	(4)	39.6
Amortization of intangible assets	14.2	—	20.9	(5)	35.1

Operating earnings	359.8	104.6	(20.0)		444.4

Interest income	(3.5)	(1.7)	—		(5.2)
Interest expense	20.3	0.4	39.1	(6)	59.8
Other expense	5.7	2.4	2.3	(7)	10.4

Earnings before income taxes	337.3	103.5	(61.4)		379.4
Income tax expense	106.1	36.4	(21.7	)(8)	120.8

Net earnings	231.2	67.1	(39.7)		258.6

Net earnings attributable to noncontrolling interest	—	0.7	—		0.7

Net earnings attributable to Bucyrus International, Inc.	$231.2	$67.8	$(39.7)		$259.3

Net earnings per share data
Basic:
Net earnings per share	$3.11				$3.23
Weighted average shares	74,454,844		5,809,731	(9)	80,264,575
Diluted:
Net earnings per share	$3.05				$3.18
Weighted average shares	75,724,333		5,809,731	(9)	81,534,064

See accompanying Notes to Unaudited Pro Forma Combined Condensed Statement of Earnings

Bucyrus International, Inc.

Notes to Unaudited Pro Forma Combined Condensed Statement of Earnings for the Nine Months Ended

September 30, 2009

(1)	Inventories have been adjusted to their estimated fair market value. As this adjustment is directly attributed to the
Acquisition and will not have a continuing impact, it is not reflected in the Pro Forma Statement of Earnings.
However, this inventory adjustment will result in a charge to cost of products sold in the periods subsequent to the consummation of the Acquisition during which the related inventories are sold. The estimated charge as of September 30,
2009 is approximately $41 million (approximately $28 million net of tax) and is expected to be amortized as a charge
	to cost of products sold during the six to 12 months following the closing of the Acquisition.

	The costs directly related to the Acquisition will be expensed as incurred and are assumed to be incurred on the date of the Acquisition. As these costs are directly attributable to the Acquisition and will not have a continuing impact, they are not reflected in the Pro Forma Statement of Earnings. The preliminary estimated charge is approximately $17 million (approximately $14 million net of tax).

(2)	Reflects the following (in millions):

	Adjustment to Terex Mining’s historical depreciation expense based on the assigned fair value and estimated useful lives of plant and equipment.	$(1.5)

	Reclassification of Terex Mining’s historical amortization of intangible assets to conform with Bucyrus’ statement of earnings classification.	(1.4)

		$(2.9)

(3)	Reflects the following (in millions):

	Adjustment to Terex Mining’s historical depreciation expense based on the assigned fair value and estimated useful lives of plant and equipment.	$(0.3)

	Reclassification of Terex Mining’s historical research and development costs to conform with Bucyrus’ statement of earnings classification.	(9.8)

	Reclassification of Terex Mining’s historical other expense - net to conform with Bucyrus’ statement of earnings classification.	2.4

		$(7.7)

(4)	Reflects the following (in millions):

	Adjustment to Terex Mining’s historical depreciation expense based on the assigned fair value and estimated useful lives of plant and equipment.	$(0.1)

	Reclassification of Terex Mining’s historical research and development costs to conform with Bucyrus’ statement of earnings classifications (in millions).	9.8

		$9.7

Bucyrus International, Inc.

Notes to Unaudited Pro Forma Combined Condensed Statement of Earnings for the Nine Months Ended

September 30, 2009

(5)	Reflects the following (in millions):
	Adjustment to Terex Mining’s historical amortization of intangible assets based on the assigned fair value and estimated lives of such assets.	$19.5

	Reclassification of Terex Mining’s historical amortization of intangible assets to conform with Bucyrus’ statement of earnings classification.	1.4

		$20.9

(6)	Reflects the following (in millions):

	Interest on the new $1.0 billion term loan facility and incremental interest on the amended existing credit facilities at an assumed interest rate of 5.1%.	$39.1

	A 0.125% change in the interest rate payable on the outstanding amount of the new $1.0 billion term loan facility and amended existing credit facilities would change annual interest expense by approximately $1.4 million before the effect of income taxes.

(7)	Reflects the following (in millions):

	Amortization of the capitalized borrowing costs incurred by Bucyrus in connection with the new $1.0 billion term loan facility and amended credit facilities over the term of the facilities.	$4.7

	Reclassification of Terex Mining’s historical other expense - net to conform with Bucyrus’ statement of earnings classification.	(2.4)

		$2.3

(8)	Pro forma income taxes have been provided for at local statutory rates by tax jurisdiction. The pro forma combined provision for income taxes may not represent the amounts that would have resulted had Bucyrus and Terex Mining filed consolidated income tax returns during the period presented.

(9)	Reflects the issuance of shares of common stock for the purchase of Terex Mining.

Bucyrus International, Inc.

Unaudited Pro Forma Combined Condensed Balance Sheet

September 30, 2009

	Historical		Pro Forma Adjustments (1)(2)		Pro Forma Combined
	Bucyrus	Terex
	(Dollars in millions, except per share amounts)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$143.5	$43.0	—		$186.5
Receivables - net	645.2	128.3	—		773.5
Inventories	667.2	446.9	$40.9	(3)	1,155.0
Other current assets	68.4	65.1	—		133.5

Total Current Assets	1,524.3	683.3	40.9		2,248.5

OTHER ASSETS:
Goodwill	344.2	0.9	467.7	(3)	812.8
Intangible assets - net	227.2	—	495.0	(3)(6)	722.2
Notes receivable from affiliates	—	288.5	(288.5	)(4)	—
Other long-term assets	68.4	70.9	4.9	(5)	144.2

Total Other Assets	639.8	360.3	679.1		1,679.2
PROPERTY, PLANT AND EQUIPMENT - NET:	505.5	43.4	38.9	(3)(6)	587.8

TOTAL ASSETS	$2,669.6	$1,087.0	$758.9		$4,515.5

LIABILITIES AND COMMON STOCKHOLDERS’ INVESTMENT

CURRENT LIABILITIES:
Accounts payable	$184.0	$103.9	—		$287.9
Accrued expenses	167.5	20.8	—		188.3
Liabilities to customers on uncompleted contracts and warranties	172.9	39.4	—		212.3
Other current liabilities	95.3	171.2	113.6	(7)	380.1

Total Current Liabilities	619.7	335.3	113.6		1,068.6

LONG-TERM LIABILITIES:	282.1	23.7	31.5	(8)	337.3

LONG-TERM DEBT, less current maturities:	503.0	82.1	908.1	(9)	1,493.2

COMMON STOCKHOLDERS’ INVESTMENT:
Common stock - par value $.01 per share, authorized 200,000,000 shares, issued 75,351,069 shares historical, 81,160,800 shares pro forma for the acquisition of Terex Mining	0.8	—	0.1	(10)	0.9
Additional paid-in capital	685.5	424.5	(60.7	)(11)	1,049.3
Treasury stock, at cost - 217,200 shares	(0.9)	—	—		(0.9)
Accumulated earnings	594.0	174.8	(189.0	)(12)	579.8
Accumulated other comprehensive loss	(14.6)	44.7	(44.7	)(13)	(14.6)

Total Common Stockholders’ Investment	1,264.8	644.0	(294.3)		1,614.5
Noncontrolling interest	—	1.9	—		1.9

Total Common Stockholders’ Investment	1,264.8	645.9	(294.3)		1,616.4

TOTAL LIABILITIES AND COMMON STOCKHOLDERS’ INVESTMENT	$2,669.6	$1,087.0	$758.9		$4,515.5

See accompanying Notes to Unaudited Pro Forma Combined Condensed Balance Sheet.

Bucyrus International, Inc.

Notes to Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2009

(1)	A summary of sources and uses of proceeds for the Acquisition is as follows (in millions):

Sources of Funds:
Proceeds from new $1.0 billion term loan facility	$1,000.0
Proceeds from revolving credit facility	100.7

Total sources of funds	$1,100.7

Uses of Funds:
Acquisition of Terex Mining, including cash acquired	$1,043.0
Debt issuance costs	41.0
Transaction costs	16.7

Total uses of funds	$1,100.7

(2)

The allocation of the consideration transferred to acquire Terex Mining is preliminary. Bucyrus management is in the process of evaluating the net asset value (as defined in the asset and share purchase agreement) of Terex Mining as of the closing date of the Acquisition in connection with a potential adjustment to the purchase price. During the course of this process, Bucyrus has identified certain material potential adjustments to specific items on the balance sheet of Terex Mining as of the closing date of the Acquisition. Bucyrus is also in the process of reviewing Terex mining’s financial statement classifications for conformity with Bucyrus’ classifications. As a result of this review, it may be necessary to make additional reclassifications to the consolidated information of Terex Mining on a prospective basis.

The consideration transferred to acquire Terex Mining is as follows (in millions):

Cash consideration	$1,043.0
Consideration in Bucyrus common shares, based on the February 19, 2010 per share closing price of $62.64	363.9

Total consideration	$1,406.9

The total consideration transferred is allocated to Terex Mining’s net tangible and identifiable intangible assets based upon their fair value as of September 30, 2009 for purposes of the Pro Forma Financial Statements. The excess of the consideration transferred over the net tangible and identifiable intangible assets is reflected as goodwill. The allocation of the total consideration to the fair value of the assets acquired and liabilities assumed as of September 30, 2009 is as follows (in millions):

Cash	$43.0
Receivables	128.3
Inventories	487.8
Other current assets	65.1
Goodwill	468.6
Intangible assets	495.0
Other long-term assets	34.8
Property, plant and equipment	82.3
Liabilities assumed	(360.9)
Deferred tax liability associated with purchase accounting adjustments	(37.1)

$1,406.9

The identifiable intangible assets consist of technology, customer relationships, brand name, trademarks and backlog.

Bucyrus International, Inc.

Notes to Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2009

(3)	The adjustments reflect the preliminary write-up of the assets to fair market value.

Inventories have been adjusted to their estimated fair market value. As this adjustment is directly attributed to the Acquisition and will not have a continuing impact, it is not reflected in the Pro Forma Statements of Earnings. However, this inventory adjustment will result in a charge to cost of products sold in the periods subsequent to the consummation of the Acquisition during which the related inventories are sold. The estimated charge as of September 30, 2009 is approximately $41 million (approximately $28 million net of tax) and is expected to be amortized as a charge to cost of products sold during the six to 12 months following the closing of the Acquisition.

Goodwill and intangible assets with indefinite lives are not amortized. Intangible assets primarily consist of trademarks, customer relationships, brand names and technology. All of these intangible assets have finite lives and are expected to be amortized over a period of six months to 20 years.

Plant and equipment will be depreciated over the estimated useful lives of the respective assets using the straight-line method for financial reporting purposes. Estimated useful lives are expected to be 11 to 21 years for buildings and one to 11 years for machinery and equipment.

The adjustments to goodwill, intangible assets and property, plant and equipment are based on preliminary appraisals. Bucyrus does not expect the final appraised values to be materially different than the values assigned in these Pro Forma Financial Statements.

(4)	Reflects the elimination of Terex Mining’s historical notes receivable from affiliates not purchased by Bucyrus (in millions).	$(288.5)

(5)	Reflects the following (in millions):

	Capitalization of borrowing costs incurred by Bucyrus in connection with the new $1.0 billion term loan facility and amended revolving credit facilities.	$41.0

	Reclassification of Terex Mining’s historical assets to conform with Bucyrus’ balance sheet classification.	(37.6)

	Deferred tax asset associated with capitalized acquisition fees for tax purposes.	1.5

		$4.9

(6)	Includes the reclassification of Terex Mining’s historical assets to conform with Bucyrus’ balance sheet classification as follows (in millions):

	Intangible assets - net	$21.6

	Property, plant and equipment - net	16.0

		$37.6

Bucyrus International, Inc.

Notes to Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2009

(7)	Reflects the following (in millions):

	Income tax effect on payment of acquisition costs directly related to the Acquisition.	$(2.5)

	Proceeds from revolving credit facilities expected to be repaid within 12 months.	100.7

	Deferred tax liability associated with purchase accounting adjustments using local statutory rates by tax jurisdiction.	5.6

	Proceeds from the new $1.0 billion term loan facility due within the next 12 months.	9.8

		$113.6

(8)	Reflects the deferred tax liability associated with purchase accounting adjustments using local statutory rates by tax jurisdiction (in millions).	$31.5

(9)	Reflects the following (in millions):

	Proceeds from the new $1.0 billion term loan facility less the amount due within the next 12 months.	$990.2

	Elimination of Terex Mining’s historical notes payable to affiliates not assumed by Bucyrus.	(82.1)

		$908.1

(10)	Reflects the issuance of 5,809,731 shares of common stock for the purchase of Terex Mining (in millions).	$0.1

(11)	Reflects the following (in millions, except share price):

	Issuance of 5,809,731 shares of common stock for the purchase of Terex Mining based on the February 19, 2010 per share price of $62.64.	$363.8

	Elimination of Terex Mining’s historical additional paid in capital.	(424.5)

		$(60.7)

(12)	Reflects the following (in millions):

	Costs directly related to the Acquisition, net of tax, which will be expensed as incurred and are assumed to be incurred on the date of the Acquistion.
	Pre-tax	$(16.7)

	Tax	2.5

	Net of tax in accumulated earnings	(14.2)

	Elimination of Terex Mining’s historical accumulated earnings.	(174.8)

		$(189.0)

(13)	Reflects the elimination of Terex Mining’s historical accumulated other comprehensive income.